[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.6

Amendment #1 to Manufacturing Services Agreement Between

Patheon Pharmaceuticals, Inc. and AcelRx Pharmaceuticals, Inc.

WHEREAS Patheon Pharmaceuticals Inc. (“Patheon”) and AcelRx Pharmaceuticals, Inc. ("AcelRx"), have entered into a Manufacturing Services Agreement effective December 12, 2012 (the “Agreement”). Patheon and AcelRx are each a “Party” and are collectively the “Parties.”

AND WHEREAS the Parties wish to amend the Agreement.

NOW THEREFORE, in consideration of the premises hereof and the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	Section 1.1 (Definitions) of the Agreement is amended as follows:

●	“EMA” means the European Medicines Agency;

●	“TGA” means Therapeutic Goods Administration;

●	"Regulatory Authority" means the FDA, EMA, TGA and any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical products, including the Product, in the Territory;

●

"Territory" means the geographic area of the United States of America, Canada and Mexico, and their respective territories, the European Union, Switzerland, Liechtenstein, Norway, Iceland, Australia and any other geographic areas that may be added to the Territory upon agreement by the parties in accordance with Section 4.5;

2.	Section 2.1(e) is amended by adding “and Finished Tablets” after “Bulk Tablets” in the first line.

3.	The language “(if applicable)” is deleted from the header of Section 4.5.

4.	Section 7.2 (Governmental Agencies) is deleted in its entirely and is replaced with the following:

7.2     Governmental Agencies.

Subject to Section 7.8 and excepting issues of public safety or as mandated by law or regulation, Client shall be solely responsible for communicating, with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Product, regarding the Product. But Client will inform Patheon of any communication or activities that directly affect Patheon or Patheon’s obligations under this Agreement. If a regulatory authority or any other third party contacts Patheon regarding the Product and unless, in the reasonable opinion of each party’s counsel, there is a legal prohibition against doing so, Patheon will permit Client to take part in any communications with the agency or third party, and to receive copies of all communications from the agency or third party within one Business Day of receipt thereof. Unless, in the reasonable opinion of each party’s counsel, there is a legal prohibition against doing so, Client will notify Patheon of any communications it has with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Products, that directly relate to Patheon’s performance of the Manufacturing Services under this Agreement. To the extent practicable, Client will permit Patheon to take part in these communications with the agency, and will provide copies of all such written communications from the agency within one Business Day of receipt thereof.

5.	Section 7.7 (Reports) is deleted in its entirely and is replaced with the following:

Section 7.7     Reports.

Patheon will supply on an annual basis all Product data in its control, including release test results, complaint test results, and all investigations (in manufacturing, testing, and storage), that Client reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that Client is required to file with the FDA or any other Regulatory Authority within the Territory. At the Client’s request, Patheon will provide a copy of the Annual Product Review Report to the Client at no additional cost. Any additional report requested by Client beyond the scope of cGMPs and customary FDA or other Regulatory Authority requirements within the Territory will be subject to an additional fee to be agreed upon between Patheon and the Client

6.	The header of Section 7.8 (FDA Filings) will now read “FDA and Other Regulatory Filings In the Territory.”

7.	Schedules A, B and C are deleted in their entirety and replaced with the revised Schedules A, B and C attached.

8.

Conflicts, Use of Terms. If there is a conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment #1, the terms and conditions of this Amendment #1 will control.

No Other Modifications. Except as provided above, the terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the Parties have caused this Amendment #1 to be duly executed, effective as of January 19, 2016. The Parties agree that this Amendment #1 may be signed in counterparts.

ACCEPTED AND ACKNOWLEDGED

AcelRx Pharmaceuticals, Inc.		Patheon Pharmaceuticals Inc.

By:	/s/ Howard B. Rosen	By:	/s/ Francis P. McCone
Name:	Howard B. Rosen	Name:	Francis P. McCone
Title:	Interim CEO	Title:	Secretary
Date:	3/9/16	Date:	January 19, 2016

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE A

PRODUCT LIST AND SPECIFICATIONS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE B

MINIMUM RUN QUANTITY, ANNUAL VOLUME, AND PRICE

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE C

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.